Exhibit 99.2

Key Energy Services, Inc.

News Release

For Immediate Release:	Contact: John Daniel
Monday, August 21, 2006	(713) 651-4300

KEY ENERGY PROVIDES JULY SELECTED FINANCIAL DATA

HOUSTON, TX, August 21, 2006 — Key Energy Services, Inc. (Pink Sheets: KEGS) today provided its unaudited selected financial data for the month ended July 31, 2006.  The Company separately released its selected financial data for the second quarter of 2006.

CONFERENCE CALL

The Company will host a conference call on August 22, 2006 at 11:00am EDT. During the conference call, the Company intends to discuss its 2003 Annual Report on Form 10-K as well as to provide an activity update, including a discussion of the second quarter selected financial data.  To access the call, which is open to the public, please call the following number: (888) 428-4479 and ask for the “Key Energy Conference Call.” The conference call will also be available on the web. To access the webcast go to www.keyenergy.com and select “Investor Relations.” A replay of the conference call will be available on August 22, 2006 beginning at 6:00pm EDT and will be available for one week. To access the replay, please call (800) 475-6701. The access code for the replay is 838278.

SELECTED FINANCIAL DATA

The following selected financial information for the Company is for the month ended July 31, 2006. This unaudited information has been prepared by management in accordance with generally accepted accounting principles and has not been reviewed or audited by the Company’s independent accountants.  The table does not contain all the financial statement line captions and notes that would be presented in the Company’s Quarterly Report on Form 10-Q for the quarter and nine months ended September 30, 2006 or Annual Report on Form 10-K for the year ended December 31, 2006.

1301 McKinney Street, Suite 1800, Houston, TX 77010

Month Ended
July 31, 2006
Select Statement of Operations Data:	(In thousands - Unaudited)

Revenue:
Well servicing	$101,428
Pressure pumping	22,436
Fishing and rental services	7,553
TOTAL REVENUE	$131,417

Costs and Expenses:
Well servicing	$57,757
Pressure pumping	11,942
Fishing and rental services	4,679
General and administrative	13,400
Interest (1)	5,113

July 31, 2006
Select Balance Sheet Data:	(In thousands - Unaudited)

Current Assets:
Cash and cash equivalents (2), (3)	$145,898
Accounts receivable, net of allowance for doubtful accounts	231,526
Inventory	19,057
Prepaid expenses and other current assets	49,945
TOTAL CURRENT ASSETS	$446,426

Current Liabilities:
Accounts payable	$78,327
Other accrued liabilities	97,236
Accrued interest	13,935
Current portion of long-term debt and capital lease obligations	12,653
TOTAL CURRENT LIABILITIES	$202,151

Long-term debt, less current portion (4)	$394,000

Capital lease obligations, less current portion	20,818
Non-current accrued expenses	28,836

NOTES

(1)          Interest expense includes amortization of deferred debt issue costs, discount and premium of approximately $172,000 for the month ended July 31, 2006.

(2)          Cash and short term investments at August 15, 2006 totaled approximately $140 million.

(3)          Capital expenditures were approximately $15 million for the month ended July 31, 2006.

(4)          There were no outstanding borrowings under the Company’s revolving credit facility at August 15, 2006.

The information herein represents the results for only one month and the information herein is not necessarily indicative of the results that may be reported for the fiscal year ended December 31, 2006. The information herein is select financial data and does not represent a complete set of financial statements, which would include additional financial data and notes to financial statements. Until the restatement of the Company’s prior year financial statements is completed, the unaudited information herein may differ from its restated financial statements. It is possible that the process of restating the prior year financial statements could require additional changes to the Company’s financial statements for 2006 that individually or in the aggregate could be material to the Company’s financial position, results of operations or liquidity.

 Key Energy Services, Inc. is the world’s largest rig-based well service company.  The Company provides oilfield services including well servicing, contract drilling, pressure pumping, fishing and rental tools and other oilfield services.  The Company has operations in all major onshore oil and gas producing regions of the continental United States and internationally in Argentina.

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on current expectations, estimates and projections about the Company, the Company’s industry, management’s beliefs and certain assumptions made by management.  Whenever possible, the Company has identified these “forward-looking statements” by words such as “expects,” “believes,” “anticipates” and similar phrases.  Readers are cautioned that any such forward-looking statements are not guarantees of future performance or the results of the ongoing review and restatements and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, but not limited to: the impact of the Company’s current restatement process on its results for prior and current periods; uncertainties surrounding the restatement process, including the  predictions for timing of filing and amount of the restatements; the risk of possible changes in the scope and nature of, the time required to complete, the issuance of audit opinions on the Company’s prior year financial statements and the audit of the Company’s 2003, 2004 and 2005  financial statements; the impact of the SEC’s review of accounting issues; the impact of governmental investigations;  risks that the Company’s independent auditors might have audit adjustments which result in additional delay in the restatement process; risks that the Company’s inability to complete the restatement of its financial statements will impact operations; risks affecting the ability of the Company to maintain or improve operations, including the ability to maintain price increases; possible over supply of new rigs coming into the market and weather risks;  risks that the Company will be unable to achieve budgeted financial targets;  risks affecting activity levels for rig hours, including the risk that commodity prices decline or the risk that capital budgets from the Company’s customers decrease; and risks and uncertainties attendant to litigation with former executive officers. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements.  Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.  Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here; however, readers should review carefully reports or documents the Company files periodically with the Securities and Exchange Commission.